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                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement         [_]  Confidential, for Use of the
                                              Commission Only (as permitted by
                                              Rule 14a-6(e)(2))

[_]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[X]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                        TIS MORTGAGE INVESTMENT COMPANY
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               (Name of Registrant as Specified In Its Charter)


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   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No Fee Required

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid:

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[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

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     (2) Form, Schedule or Registration Statement No.:

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     (3) Filing Party:

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     (4) Date Filed:

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                        TIS MORTGAGE INVESTMENT COMPANY

                                 NEWS RELEASE


FOR RELEASE:   Immediately
DATE:          June 2, 1999
CONTACT:       John E. Castello
               (415) 393-8000



          RHODE ISLAND FEDERAL COURT DENIES TIS MORTGAGE INVESTMENT COMPANY'S MOTION TO ENJOIN INSURGENTS FROM SOLICITING PROXIES

SAN FRANCISCO, June 2, 1999 - TIS Mortgage Investment Company (Pacific Exchange:
TISM) today announced that yesterday the United States District Court for the District of Rhode Island ruled against the Company's motion for a preliminary injunction to prevent Frederick G. Tobin from soliciting proxies for his nominees for election as directors at the 1999 annual meeting. The court found that the Company did not meet the requirements for the granting of a preliminary injunction and that the Company was not entitled to equitable relief such as a preliminary injunction because the Company has "unclean hands" in that, among other things, it did not hold an annual meeting in 1998.

The Company had filed a definitive proxy statement and additional soliciting materials with the Securities and Exchange Commission yesterday before it was aware of the court's ruling. The Company has withheld the mailing of its definitive proxy materials and additional soliciting materials until it can obtain a transcript of the court's ruling and revise the Company's materials to reflect appropriately the court's ruling. The court made a number of adverse findings with respect to the credibility of Lorraine Legg, the President and Chief Executive Officer of the Company, and certain conduct of the Company. The court did not reach a final determination on the merits of the Company's claim that Mr. Tobin's proposed nominations are not valid.

The Company respectfully but firmly disagrees with the findings of the court. The Company maintains its position that Mr. Tobin's nominations are invalid under Maryland law and the Company's Bylaws. The Company reserves the right to pursue that position in all applicable forums whether or not Mr. Tobin's candidates are placed in nomination or elected at the annual meeting.
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The Company will supply additional information and proxy materials reflecting the ruling to stockholders promptly after it has had an opportunity to review the transcript of the court's ruling.

Certain Information Concerning Participants

The following individuals, all of whom are directors (and nominees for director) and/or executive officers of TIS Mortgage Investment Company, may be deemed participants in the solicitation of proxies on behalf of the Company's Board of
Directors: Lorraine O. Legg (President and Chief Executive Officer of the Company); Patricia M. Howe (Chairman, Corporate Capital Investment Advisors and subsidiaries); Robert W. Ledoux (General Partner, Venture Growth Associates); Douglas B. Fletcher (Chairman of the Company, and Chairman and Chief Executive Officer, Fletcher Capital Advisors Incorporated); J. David Schemel (Managing Member, Vista Marin, LLC, Oxford Associates, LLC and DSDI, LLC); Anthony H. Barash (Senior Vice President and General Counsel, Bowater Incorporated); and John E. Castello (Executive Vice President and Chief Financial Officer of the Company).

Pacific Securitization, Inc., which is indirectly principally owned by Ms. Legg and Ms. Howe, owns beneficially and of record 1,613,070 shares of the Company's common stock, or 18.1% of its outstanding shares; Ms. Legg also beneficially owns 206,700 shares of the Company's common stock (including 150,000 shares issuable under stock options exercisable within 60 days of April 19, 1999); and Ms. Howe also beneficially owns 154,820 shares of the Company's common stock (including 101,000 shares issuable under options exercisable within 60 days of April 19, 1999). None of the other directors or executive officers beneficially owns more than 1% of the Company's common stock. The preceding share numbers are as of April 19, 1999.

Ms. Legg and Mr. Castello are parties to employment agreements with the Company with evergreen renewal provisions that automatically extend the terms for one year periods, subject to earlier termination. Each agreement provides for severance payments, vesting of options and the continuation of fringe benefits in the event the officer is terminated other than for cause or the officer terminates employment for good reason (which includes a change of control).

TIS Financial Services, Inc. ("TIS Financial"), which is controlled indirectly by Ms. Legg and Ms. Howe, is a party to an agreement with the Company for the sharing of office space, office equipment and the expenses of certain administrative and other personnel and ancillary services. It also extended to the Company in April 1999 a one-year $1 million revolving line of credit for operations. The line of credit is secured by the Company's residual interest in a pool of mortgage backed certificates guaranteed by the Government National Mortgage Association. Payment of the line of credit can be

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accelerated on certain events, including a change of control of the Company in which certain executive officers of the Company are removed or in which a majority of the Board is changed. DSDI, LLC, which is controlled by Mr. Schemel, is committed to TIS Financial for $625,000 on the same terms as the revolving line of credit.

Forward-Looking Statements

This news release contains forward-looking statements that involve risks and uncertainties, including the results from investments of the Company and the outcome of the contested election of directors at the Company's 1999 annual meeting of stockholders. Other risks and uncertainties associated with the Company's business and prospects are identified in the Company's filings with the Securities and Exchange Commission. The Company does not undertake to revise these forward-looking statements to reflect events or circumstances occurring in the future.

The Company is a San Francisco-based real estate investment trust that owns and operates apartment communities and shopping centers located in California's Central Valley and invests in mortgage related assets.

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